FIRST AMENDMENT TO EMPLOYMENT AGREEMENT This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "First Amendment") is executed and agreed to by and between Carriage Services, Inc., a Delaware corporation (the "Company"), and Paul Elliott ("Executive"), effective as of September 30, 2022 (the "Amendment Effective Date"). WHEREAS, Executive and the Company entered into an Employment Agreement dated November 5, 2019 (the "Employment Agreement"); WHEREAS, Executive and the Company desire Executive ' s continued employment with the Company under certain amended terms and conditions as set forth herein; and WHEREAS, the parties now desire to amend the Employment Agreement accordingly. NOW, THEREFORE, in consideration of the premises above, as well as consideration to be granted by the Company to the Executive in the following form, the parties hereto agree as follows: 1. Section 2(a) of the Employment Agreement is hereby amended by replacing "Three Hundred Ten Thousand Dollars ($310,000)" with "Three Hundred Sixty Thousand Dollars ($360,000)" where such figure appears in Section 2(a). 2. Section 4(a) of the Employment Agreement is hereby amended by deleting this section in its entirety and replacing it with the following language: "(a) Term. Executive' s term of Employment with the Company under this Agreement shall be for the period from the Effective Date through the date that is six (6) years from the Effective date (the ' Initial Term'). On the sixth (61h) anniversary of the Effective Date, and on each subsequent anniversary thereafter, this Agreement shall automatically renew and extend for a period of 12 months (each such 12-month period being a "Renewal Term"), unless written notice of non-renewal is delivered from either Party to the other not less than sixty (60) days prior to the expiration of the then-existing Initial Term or Renewal Term, as applicable. Notwithstanding the foregoing, Executive' s Employment pursuant to this Agreement may be terminated prior to the expiration of the then-existing Initial Term or Renewal Term in accordance with this Agreement. The period from the Effective Date through the Executive ' s Termination Date (for whatever reason) shall be referred to herein as the 'Employment Period. "' 3. Except as otherwise provided herein, all other provisions of the Employment Agreement shall remain in effect.

4. This First Amendment and the Employment Agreement (other than as amended above) constitute the entire agreement between the parties on the subject of Executive' s employment with the Company. 5. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof. 6. This First Amendment may be signed in counterpaiis, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date set forth above. COMPANY: Carriage Services, Inc. ; By: Melvin C. Payne Chairman of the Board and ief Executive Officer EXECUTIVE: Paul Elliott 11~~ SIGNATURE PAGE TO FIRST AMENDMENT TO PAUL ELLIOTT'S EMPLOYMENT AGREEMENT